UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.06	Material Impairments

On December 7, 2017, the Board of Directors of Whiting Petroleum Corporation (the “Company”) concluded that a material charge for impairment to one of its assets was required under generally accepted accounting principles applicable to the Company. The Company expects to record an aggregate impairment charge between $800 million and $900 million in the fourth quarter of 2017 for the partial write-down of its assets at the Redtail field in the DJ Basin in Weld County, Colorado. As a result of the Company’s decision to concentrate development activities in the Williston Basin during 2018, which decision was based on the recent and comparative performance results of the DJ Basin to the Williston Basin, and the application of the 5-year vintage rule at the Redtail field, the Company has reduced reserves and impaired its investment at the Redtail field. Proved undeveloped reserves accounted for approximately 90% of the reserve reduction at the Redtail field. After the reserve adjustment and accounting for 50 million barrel oil equivalent of reserves associated with the previously announced sale of its Fort Berthold Indian Reservation properties, the Company expects its year end 2017 SEC proved reserve volumes to be comparable to year end 2016 SEC proved reserve volumes primarily due to additions and upward revisions in the Williston Basin and 2017 SEC pricing. The Company does not expect that this impairment charge will result in any current or future cash expenditures.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding the Company’s expected estimated proved reserves are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties include, but are not limited to: the Company’s level of success in exploration, development and production activities; impacts to financial statements as a result of impairment write-downs; and other risks described under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the period ended December 31, 2016. The Company assumes no obligation, and disclaims any duty, to update the forward-looking statements in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: December 11, 2017	By:	/s/ Michael J. Stevens
Michael J. Stevens
Senior Vice President and Chief Financial Officer